UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – July 6, 2016

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A,

West Henrietta, NY 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2016, Vuzix Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), related to a public offering of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $5.75 per share, less $0.345 per share of underwriting discounts and commissions (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted Oppenheimer an option, exercisable for 30 days, to purchase up to an additional 150,000 shares of common stock. The Offering is expected to close on or about July 11, 2016, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the Offering will be $5,750,000, prior to deducting the underwriting discounts and commissions and expenses associated with the Offering, assuming no exercise by Oppenheimer of its option to purchase additional shares. The Company expects to use the proceeds for general corporate purposes, including expanding the Company’s products, and for working capital.

The Offering is being made pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), dated July 6, 2016, and an accompanying prospectus dated February 4, 2016, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-209304), which was filed with the SEC on February 1, 2016 and declared effective by the SEC on February 4, 2016.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify Oppenheimer against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Oppenheimer may be required to make because of any of those liabilities. The representations, warranties and covenants contained in the Underwriting Agreement (i) were made only for purposes of such agreement and are as of specific dates, (ii) were solely for the benefit of the parties to such agreement and (iii) may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the agreement and not to establish any matters as fact, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

This description of the Underwriting Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the common stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On July 6, 2016, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated July 6, 2016 between Vuzix Corporation and Oppenheimer & Co. Inc.
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
99.1	Press Release of Vuzix Corporation dated July 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer